For period ended 4-30-11
Registrant Name: American Beacon Funds
File Number: 811-4984


Item 77.O     Transactions effected pursuant to Rule 10f-3.

The following Rule 10f-3 transactions were effected by the Emerging Markets Fund:

Security:                  Mail.ry Group Ltd.
Date of purchase:          11/05/10
Date offering commenced:   11/05/10
Purchase price:            27.70 USD
Commission rate:           1.35%
Syndicate Members:         GOldman Sachs International, JP Morgan
                           Morgan Stanley, VTB Capital,
			   Pacific Crest Securities
Securities acquired from:  Goldman Sachs
Affiliated underwriter:    Morgan Stanley & Co International PLC
Amount purchased:          3,894
Total offering:            32,930,000